Exhibit 99.1

Ondas Appoints Former Rafael President & CEO Major General (Ret.) Yoav Har-Even to Ondas Autonomous Systems Advisory Board

As CEO of Rafael, a major supplier to the Israel Defense Forces (IDF) and a trusted partner to defense organizations in over 80 countries worldwide, Har-Even led global growth and development of Iron Dome and Israel’s most advanced defense systems

Veteran military commander and defense executive with deep experience in multi-domain operations and strategic programs brings nearly four decades of defense leadership

Strengthens OAS’ strategic depth with proven experience in international defense collaboration and technology integration, Har-Even to advance OAS’ global defense-technology strategy

BOSTON, MA / November 10, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced the appointment of Maj. Gen. (Ret.) Yoav Har-Even, former President & CEO of Rafael Advanced Defense Systems Ltd., Israel’s leading national defense technology company and a key global supplier of advanced air, land, and cyber defense solutions, to the Advisory Board of Ondas Autonomous Systems (OAS).

Har-Even’s career spans nearly four decades across Israel’s defense forces and industry, where he has led complex operational and technological programs. As President & CEO of Rafael Advanced Defense Systems, he led the company through a period of significant growth and international collaboration, solidifying Rafael’s position as a leader in advanced defense technologies. He guided the company through global expansion and the development of some of Israel’s most renowned defense technologies, including the Iron Dome, David’s Sling, and Trophy Active Protection systems. Rafael serves as a major supplier to the IDF and is a trusted partner to defense organizations in over 80 countries worldwide. Rafael’s innovations in intercept, precision-strike, and electronic-warfare technologies have positioned it as one of the world’s leading defense primes and a cornerstone of Israel’s national security and export industries.

“Yoav’s exceptional record as both a military commander and a defense-industry leader makes him an extraordinary addition to the OAS Advisory Board,” said Eric Brock, Chairman and CEO of Ondas Holdings. “His perspective on global defense collaboration and organizational growth will be instrumental as we scale OAS operations worldwide and advance our strategic acquisition strategy to expand Ondas’ platform and partnerships.”

“Yoav’s perspective combines decades of operational expertise with a deep understanding of defense-industry execution,” said Oshri Lugassy, Co-CEO of OAS. “He has overseen the evolution of breakthrough technologies from concept to deployment and understands what defense customers expect from autonomous systems in real operations. We’re proud to have him join our team as we scale our ISR and counter-UAS solutions globally.”

OAS continues to strengthen its advisory network with leaders from the global defense and technology community. The expanded board will support Ondas’ next phase of growth — guiding product integration, strategic partnerships, and international expansion as the company advances its role in multi-domain autonomy and airspace defense. In 2025, OAS achieved record international orders for its Optimus and Iron Drone Raider systems across Asia, Europe, and the Middle East, while launching a strategic acquisition program to broaden OAS’s solutions portfolio and accelerate operational scale and financial returns. The OAS Advisory Board assumes a critical role in ensuring that this growth continues through informed strategic decision-making, disciplined execution, and the alignment of Ondas’ technology roadmap with the evolving operational needs of allied defense and homeland-security forces worldwide.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through its subsidiaries American Robotics, Airobotics, and Apeiro Motion, OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—and Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

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